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                                    EXHIBIT 5


                   Opinion and Consent of Miller & Martin LLP





                                                             Page 18 of 22 Pages

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[Letterhead]



                                  June 8, 1998



First Sterling Banks, Inc.
P.O. Box 2147
Marietta, Georgia  30061

      Re:         FIRST STERLING BANKS, INC. 1997 DIRECTORS' STOCK OPTION PLAN

Ladies and Gentlemen:

      This opinion is given in connection with the filing by First Sterling Banks, Inc., a corporation organized under the laws of the State of Georgia (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of 90,000 shares of the no par value Common Stock of the Company ("Company Common Stock") which may be issued pursuant to the exercise of stock options (the "Options") under the First Sterling Banks, Inc. 1997 Directors' Stock Option Plan (the "Plan").

      In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company and certain resolutions of the Board of Directors of the Company relating to the Plan.

      For purposes of this opinion, we assume that all awards of Options have been or will be granted in accordance with the Plan.

      Based on the foregoing, it is our opinion that the shares of Company Common Stock to be issued upon the exercise of Options, in accordance with the terms of the Plan, upon receipt in full


                                                             Page 19 of 22 Pages

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First Sterling Banks, Inc.
June 8, 1998



by the Company of the consideration prescribed for each share pursuant to the Options, will be duly authorized, validly issued, fully paid and nonassessable under the Georgia Business Corporation Code as in effect on this date.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Sincerely,

                                            MILLER & MARTIN LLP


                                            /s/ T. Kennerly Carroll, Jr.


                                                             Page 20 of 22 Pages